Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 23, 2004, by and among Global Power Equipment Group Inc., a Delaware corporation, with headquarters located at 6120 South Yale Street, Suite 1480, Tulsa, Oklahoma 74136 (the “Company”), the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer”, and collectively, the “Buyers”), and Kings Road Investments Ltd., a Cayman Islands organized limited company, in its capacity as Collateral Agent for the Buyers.

WHEREAS:

A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) and as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B. The Company has authorized the subordinated convertible notes of the Company in the form attached hereto as Exhibit A (together with any subordinated convertible notes issued in replacement thereof in accordance with the terms thereof, the “Notes”), which Notes shall be convertible into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes;

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $69,000,000);

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

E. The Notes are to be secured by any balances contained in the Redemption Collateral Account and the Williams Acquisition Collateral Account (as such terms are defined in Section 4(p) below); and

F. The Notes and the Conversion Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes.

(i) Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”).

(ii) Closing. The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(iii) Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Notes to be purchased by each such Buyer at the Closing shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Buyer at the Closing.

(b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, November 23, 2004, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

(c) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall request or, if no such request is made, a single Note with a principal amount equal to the aggregate principal amount of Notes to be purchased by such Buyer) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and (ii) upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the 1933 Act and applicable state securities laws. Such Buyer is acquiring the

Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. Such Buyer is an institutional “accredited investor” as that term is defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Each Buyer is able to bear the risk of an investment in the Securities including, without limitation, the risk of total loss of its investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in this Agreement and the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel of recognized standing, in form and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with assurance reasonably acceptable to the Company (which may, at the Company’s option include an opinion of counsel of recognized standing in form and substance reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Each Buyer represents that it understands that the Notes (but not the Conversion Shares) are subject to certain restrictions on transfer set forth in Section 19 of the Notes. Subject to Section 19 of the Notes, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with Section 19 of the Notes and in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(g) Legends.

(i) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Conversion Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in (ii) below, if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the 1933 Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the 1933 Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the transfer agent:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY AGREES FOR THE BENEFIT OF GLOBAL POWER EQUIPMENT GROUP INC. THAT THIS SECURITY MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED OTHER THAN (1) TO GLOBAL POWER EQUIPMENT GROUP INC. OR ANY AFFILIATE THEREOF, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR (4), TO THE RECEIPT BY GLOBAL POWER EQUIPMENT GROUP INC. OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE REASONABLY ACCEPTABLE TO GLOBAL POWER EQUIPMENT GROUP INC. THAT SUCH RESALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (5) ABOVE OR UPON SATISFACTION OF THE HOLDING PERIOD UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THE NOTE REPRESENTED BY THIS CERTIFICATE (BUT NOT THE COMMON STOCK INTO WHICH THIS NOTE MAY BE CONVERTED) IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 19 OF THIS NOTE.

THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURITY; PROVIDED, HOWEVER, THAT IN ORDER TO MAKE ANY SALE, TRANSFER OR ASSIGNMENT OF THIS SECURITY, THE HOLDER AND ITS PLEDGEE MUST MAKE SUCH DISPOSITION IN ACCORDANCE WITH SECTION 19 OF THIS NOTE, IF APPLICABLE, AND IN ACCORDANCE WITH THE CONDITIONS SET FORTH ABOVE.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3 AND 19 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED NOVEMBER 23, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

(ii) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Conversion Shares issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Conversion Shares have been sold pursuant to a registration statement that has been declared effective under the 1933 Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the 1933 Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the transfer agent:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY AGREES FOR THE BENEFIT OF GLOBAL POWER EQUIPMENT GROUP INC. THAT THIS SECURITY MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED OTHER THAN (1) TO GLOBAL POWER EQUIPMENT GROUP INC. OR ANY AFFILIATE THEREOF, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR (4), TO THE RECEIPT BY GLOBAL POWER EQUIPMENT GROUP INC. OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE REASONABLY ACCEPTABLE TO GLOBAL POWER EQUIPMENT GROUP INC. THAT SUCH RESALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (5) ABOVE OR UPON SATISFACTION OF THE HOLDING PERIOD UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED NOVEMBER 23, 2004

AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE SECURITIES.

(j) Organization; Authorization. Such Buyer is duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to carry on its business as now being conducted. Such Buyer has the requisite organizational power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents (as defined in Section 3(b)) to which it is a party.

(k) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity and subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(m) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(n) Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that such Buyer has executed a confidentiality agreement with Banc of America Securities LLC regarding an investment in the Company. For purposes of this Section, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act (as defined in Section 3(f) below) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Such Buyer covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Company (including Short Sales) (a) prior to the time that the transactions contemplated by this Agreement are publicly disclosed, or (b) in violation of any laws or any rules or regulations of the SEC.

(o) Source of Funds. Either (i) the funds to be used by such Buyer to purchase or hold the Notes to be acquired and held by such Buyer do not constitute assets of any employee benefit plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan” which is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) the purchase and holdings of the Notes by such Buyer are exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code pursuant to one or more applicable statutory or administrative exemptions. Such Buyer, and each subsequent holder of any Note, covenants that it will not dispose of the Notes to be purchased by it or any interest therein (including, without limitation, any transfer by a change in the capacity in which such Buyer holds in its investment in such Notes) to any person unless such person shall (1) make all warranties and representations of such Buyer contained in this Section 2(o) and (2) assume all covenants of such Buyer contained in this Section 2(o).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the equity interests entitled to vote in the election of directors in the ordinary course without the occurrence of any contingency) are duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which they are organized, and have the requisite organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries which is a corporation is duly qualified as a foreign corporation to do business and is in good standing (to the extent such concept is applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) on the transactions contemplated hereby or by the other

Transaction Documents or (iii) on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite organizational power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Account Control Agreements (as defined in Section 4(n)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company’s Board of Directors and, except for such filings as may be required after the closing date pursuant to the Registration Rights Agreement, required under any “Blue Sky” laws or by the requirements of the Principal Market (as defined below), no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity and subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Notes is duly authorized and, upon issuance in accordance with the terms hereof, the Notes shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 120% of the maximum number of shares of Common Stock issuable upon conversion of the Notes to be issued at such Closing. Upon conversion or issuance in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of each of the Buyers contained in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any of its Subsidiaries or (ii)

conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party except which are the subject of written waivers or consents which have been obtained or effected on or prior to the Closing Date or would not have a Material Adverse Effect or (iii) except as would not have a Material Adverse Effect result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The New York Stock Exchange, Inc. (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Except for (i) a supplemental listing application with the Principal Market with respect to the Conversion Shares, (ii) the 8-K Filing (as defined in Section 4(i)) and (iii) the registration statement, the reports required under Regulation D and any related state “Blue Sky” filings required to be filed with respect to the Conversion Shares pursuant to the Registration Rights Agreement and the receipt of a declaration of the effectiveness thereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain or effect pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (except for (x) the 8-K Filing (as defined in Section 4(i)) and (y) the registration statement, the reports required under Regulation D and any related state “Blue Sky” filings required to be filed with respect to the Conversion Shares pursuant to the Registration Rights Agreement and the receipt of a declaration of the effectiveness thereof), and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence required to be obtained or effected. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (iii) to the knowledge of the Company based solely on a review of available public filings on Schedule 13D or Schedule 13G, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on an independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than fees or commissions of persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees or commissions. The Company acknowledges that is has engaged Banc of America Securities LLC as placement agent (the “Agent”) in connection with the sale of the Notes. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Notes.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. Except as disclosed on Schedule 3(j), the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (as defined in Section 3(r)) or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the

Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes, may be subject to customary year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since December 27, 2003, there has been no material adverse change and no material adverse development in the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as disclosed in Schedule 3(l), since December 27, 2003, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $3,000,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $3,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3(s)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for (i) the offering and sale of the Securities and (ii) the Williams Acquisition (as defined in Section 4(p)), no event, liability, development or circumstance has occurred or exists, or is expected to occur with respect to the Company or its Subsidiaries or their respective business, properties, results of operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Except as would not have a Material Adverse Effect, neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed on Schedule 3(n), since January 1, 2003 (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(r), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors) which is, taken individually or in the aggregate with other unreported transactions, material, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 100,000,000 shares of Common Stock, of which as of the date hereof, 46,366,148 shares of Common Stock are issued and outstanding, 2,527,449 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option and purchase plans and 0 shares of Common Stock are reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 0 shares of preferred stock, of which as of the date hereof, none are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has filed as exhibits to the SEC Documents true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined herein), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” shall have the meaning ascribed to such term in the Notes, a form of which is included as Exhibit A hereto, and (y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t) Absence of Litigation. Except as would not reasonably be expected to have a Material Adverse Effect, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, except as set forth in Schedule 3(t).

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Except as disclosed in Schedule 3(v), neither the

Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are generally good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is (i) in violation of any material term of any employment contract, non-competition agreement, or any other agreement containing restrictive covenants with respect to his or her employment and (ii) the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the matters in clause (i) above.

(w) Title. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(w) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. Except as set forth on Schedule 3(x) or as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, service marks, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(x) or as would not reasonably be expected to have a Material Adverse Effect, none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned. Except as set forth on Schedule 3(x), the Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth on Schedule 3(x) or as would not reasonably be expected to have a Material Adverse Effect, the Company has not received notice of any claim being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing claims. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their trade secrets.

(y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its material Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting Controls. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(cc) Ranking of Notes. Except as contemplated in Section 16 of the Note or as set forth on Schedule 3(cc), no Indebtedness of the Company is senior to or ranks pari passu with the notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(dd) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any of the Buyers or their respective agents or counsel with any information that constitutes material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company when taken as whole, together with all other information provided or available in the SEC Documents, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(ee) Form S-3 Eligibility. The Company is eligible to register the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(ff) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(gg) Collateral. The Company is and will be at all times the owner of the Collateral (as defined in Section 4(p)) free and clear of any lien, except for the security interest created by this Agreement and the subordinated lien of the Company’s creditors under its Senior Credit Agreement and the related security agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement or under the Senior Credit Agreement and the related security agreement.

(hh) Security Interest. This Agreement creates a valid security interest in favor of the Collateral Agent (as defined in Section 4(o)) in the Collateral, as security for the Obligations (as defined in Section 4(p)). Assuming the Collateral Agent is at all times in control (as such term is defined in the New York Uniform Commercial Code) of the Collateral, such security interest is, or in the case of Collateral in which the Company obtain rights after the date hereof, will be, a perfected, first priority security interest.

4. COVENANTS.

(a) Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and none of the Notes are outstanding (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital purposes and/or to fund the Williams Acquisition and not for the redemption or repurchase of any of its equity securities; provided, however, that if the Williams Acquisition is not consummated on or before June 30, 2005, proceeds from the sale of the Securities may be used for mandatory prepayment as provided under the terms of Section 2.06(b) of the Senior Credit Agreement (as defined in the Notes).

(e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) within three (3) Business Days after the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, substantially contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. The Company shall use commercially reasonable efforts to promptly secure the listing of all of the Registrable Securities (as defined in the Registration

Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use commercially reasonable efforts to maintain the Common Stock’s authorization for listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse the Buyers in the aggregate amount of $100,000 for the Buyers’ reasonable expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereunder, which amount will be net funded from the Purchase Price payable by Kings Road Investments Ltd. at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than fees or commissions of persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim for fees or commissions. Except as otherwise set forth or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Note, and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to require the Company to make prompt public disclosure of such material non-public information and, if the Company fails to do so within one (1) Business Day of such request to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or the Principal Market, without the prior written consent of such Buyer, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or the Principal Market regulations, in which case the Company shall provide the Buyers with prior notice of such disclosure.

(j) Additional Notes; Variable Securities; Dilutive Issuances. For so long as any Buyer beneficially owns any Securities, the Company will not issue any securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock (other than Excluded Securities (as defined in the Notes)) at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock under any into which any Note is convertible. For so long as any Notes remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issued upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(k) Corporate Existence. So long as any Buyer beneficially owns any Notes, the Company shall maintain its corporate existence.

(l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 120% of the number of shares of Common Stock issuable upon conversion of the Notes being issued at the Closing.

(m) Redemption Collateral Account.

(i) On or prior to the Closing, the Company shall establish with Banc of America Securities LLC (the “Collateral Bank”) the Redemption Collateral Account (as defined in Section 4(p)) and deposit in the Redemption Collateral Account the amount of $9,000,000 (the “Redemption Collateral”). On or prior to the Closing, the Company shall also cause the Collateral Bank to enter to an account control agreement with the Collateral Agent with respect to the Redemption Collateral Account, substantially in the form of Exhibit G (the “Closing Account Control Agreement”). Upon the reasonable request of the Collateral Agent, the Company shall also execute and deliver such other customary agreements and instruments necessary to grant the Buyers a first priority perfected security interest in the Redemption Collateral Account to secure the Notes. The Company agrees that it shall not permit the Redemption Collateral Account to be subject to any lien, pledge, charge, security interest or other encumbrance other than as provided in Section 4(p) and the immediately preceding sentence or the subordinated lien of the Company’s creditors under its Senior Credit Agreement.

(ii) The funds in the Redemption Collateral Account shall be distributed as follows: (A) upon delivery by any holder or holders of Notes (each a “Redeeming Holder”) of one or more Holder Collateral Redemption Notices (as defined in the Notes), the Collateral Agent shall deliver written notice to the Collateral Bank to disburse to such Redeeming Holders funds in an aggregate amount equal to the aggregate principal amount of Notes that are the subject of such Holder Collateral Redemption Notices; and (B) on the date (the “Permitted Termination Notice Date”) which is six (6) months after the date on which a registration statement under the 1933 Act with respect to the Common Stock underlying the Notes is declared effective, the Collateral Agent shall serve the Collateral Bank a notice (a “Redemption Collateral Termination Notice”) terminating its security interest in the Redemption Collateral Account, provided that (i) the Collateral Agent is reasonably satisfied that the Company has redeemed all Notes which are the subject of validly delivered Holder Collateral Redemption Notices and (ii) the Collateral Agent has not delivered to the Collateral Bank prior to such date a “Notice of Exclusive Control” as defined in the Closing Account Control Agreement, and such notice is then in effect and has not been waived, rescinded or otherwise terminated. Upon delivery of the Redemption Collateral Termination Notice to the Collateral Bank, the Closing Account Control Agreement and any Lien created hereby and thereby shall terminate.

(n) Williams Acquisition Collateral Account; Sufficient Cash Balance.

(i) On or prior to the Closing, the Company shall establish with the Collateral Bank the Williams Acquisition Collateral Account (as defined in Section 4(p)). If on or prior to April 30, 2005, the contemplated acquisition by the Company of Williams Industries Services Group (the “Williams Acquisition”) has not been consummated, then the Company shall deposit in the Williams Acquisition Collateral Account the amount of $7,650,000 (the “Williams Acquisition Collateral”). On or prior to the Closing, the Company shall cause the Collateral Bank to enter into an account control agreement with the Collateral Agent with respect to the Williams Acquisition Collateral Account, substantially in the form of Exhibit H (the “Williams Acquisition Account Control Agreement”, together with the Redemption Account Control Agreement, the “Account Control Agreements”). Upon the reasonable request of the Collateral Agent, the Company shall also execute and deliver such other customary agreements and instruments necessary to grant the Buyers a first priority perfected security interest in the Williams Acquisition Collateral Account to secure the Notes. The Company agrees that it shall not permit the Williams Acquisition Collateral Account to be subject to any lien, pledge, charge, security interest or other encumbrance other than as provided in Section 4(p) and in the immediately preceding sentence or the unperfected lien of the Company’s creditors under the Senior Credit Agreement.

(ii) The funds in the Williams Acquisition Collateral Account shall be disbursed as follows: (A) on each Interest Date (as defined in the Notes) the Collateral Agent shall deliver written notice to the Collateral Bank to disburse to each holder of Notes from the Williams Acquisition Collateral held in the Williams Acquisition Collateral Account an amount equal to the accrued and unpaid interest on such Notes; and (B) two Business Days prior to the date (the “Williams Acquisition Date”) on which the Company intends to consummate the acquisition of Williams Industrial Services Group (the “Williams Acquisition”), the Collateral Agent upon the written instructions of the Company, shall direct the Collateral Bank to disburse any funds remaining in the Williams Acquisition Collateral Account on the Williams Acquisition Date in accordance with the written instructions of the Company to pay a portion of the purchase price of the Williams Acquisition or any related fees and expenses an (“Acquisition Notice”). Upon the receipt by the Collateral Bank and the disbursement of the funds in the Williams Acquisition Collateral Account on the Williams Acquisition Date in accordance with the Acquisition Notice, the Williams Account Control Agreement and any Lien created hereby or thereby shall terminate.

(iii) From the date of this Agreement until the earlier of (A) the date the Williams Acquisition is consummated or (B) the first business day of May 2005, the Company shall at all times keep available unrestricted cash sufficient to ensure that it has the funds necessary for deposit of the Williams Acquisition Collateral into the Williams Acquisition Collateral Account in accordance with the provisions of this Section 4(n).

(o) Collateral Agent. Kings Road Investments Ltd. (the “Collateral Agent”) is hereby appointed as the collateral agent for the Buyers hereunder, and each Buyer hereby authorizes the Collateral Agent (and its officers, directors, employees and agents) to take any and all such actions on behalf of the Buyers with respect to the Collateral and the Obligations in accordance with the terms of this Agreement. The Collateral Agent shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Indemnitee of the duties and obligations of Collateral Agent pursuant hereto.

(p) Security Interests Relating to Redemption Collateral Account and Williams Acquisition Collateral Account.

(i) Grant of Security Interest. As collateral for the prompt payment and performance of all of the Obligations (as hereinafter defined), the Company hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent a continuing security interest in, the following, whether now existing or hereafter acquired or arising (collectively, the “Collateral”): (A) all of the Company’s rights, titles, interests, remedies, powers and privileges relating to (1) Account Nos. BAS 24900382 and BANA 279368, established and maintained by the Company with the Collateral Bank (the “Redemption Collateral Account”), and (2) Account Nos. BAS 24900383 and BANA 279370, established and maintained by the Company with the Collateral Bank (the “Williams Acquisition Collateral Account”, and together with the Redemption Collateral Account, and all financial assets, investment property, securities, cash and other property held in each such account, and the proceeds thereof, and all certificates and instruments, if any, representing or evidencing each such account, the “Collateral Accounts”), together with all of the Company’s right, title and interest in and to the Collateral Accounts, all financial assets, investment property, securities, cash and other property, now or at any time thereafter held therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Collateral Accounts; and (B) any and all cash and non-cash proceeds and products of any of the foregoing, including without limitation, any and all dividends payable in cash or stock or other proceeds of conversions or splits of any securities held in the Collateral Accounts or proceeds of any insurance, indemnity, instruments, warranty or guaranty payable to the Company from time to time with respect to the Collateral and any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, whether any of the foregoing take the form of investment property, accounts, inventory, chattel paper, instruments, documents, general intangibles, equipment or any other form.

(ii) Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”): the obligation of the Company to pay, as and when due and payable (at scheduled maturity or by required prepayment or redemption, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Notes, whether for principal, interest, fees or otherwise (including, without limitation, amounts that but for the operation of Section 362(a) of the Bankruptcy Code would become due). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Company to the Collateral Agent under any of the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(iii) Collateral Covenants. The Company shall: (A) at the expense of the Company, take all action that may be necessary in the reasonable judgment of the Collateral Agent, in order to (1) perfect and protect any security interest created or purported to be created hereby, (2) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral, or (3) otherwise effect the purposes of this Agreement, including, without limitation, (x) authorizing the Collateral Agent to file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests created or purported to be created hereby, and (y) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; (B) not sell, assign, exchange or otherwise dispose of any of the Collateral except as permitted hereby; (C) not create or suffer to exist any lien upon or with respect to any of the Collateral except for the security interests created hereunder and the subordinated lien of the Company’s creditors under its Senior Credit Agreement; and (D) not take or fail to take any action which would in any manner impair the amount or value of the Collateral.

(iv) Additional Provisions Concerning the Collateral; Power of Attorney.

(A) The Company hereby authorizes the Collateral Agent to file, without the signature of the Company where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(B) The Company hereby irrevocably appoints the Collateral Agent the Company’s attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (1) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (2) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (1) above; and (3) to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent will not exercise its power as the Company’s attorney-in-fact or proxy. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full or the security interest granted hereby terminates in accordance with its terms.

(C) If the Company fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under Section 9(k) hereof.

(D) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(iv) Remedies. If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code (the “UCC”) currently in effect in the State of New York (whether or not the UCC applies to the affected Collateral). Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 9(k) hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(v) Termination. The security interest created hereby will automatically terminate at such time as (i) all funds in the Collateral Accounts are disbursed in accordance with Section 4(m) or Section 4(n), as the case may be, or (ii), in the case of the Williams Acquisition Collateral, upon consummation of the Williams Acquisition, if earlier.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes, in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent and subject to the limitations provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f) and Section 19 of the Note, if applicable, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates, or credit shares to the applicable balance accounts at DTC, in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Kings Road Investment Ltd., the amount to be withheld pursuant to Section 4(g)) for the Notes being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Buyer at or prior to the Closing Date.

(d) No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement or the other Transaction Documents.

(e) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

Closing Date. The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (in such principal amounts as such Buyer shall request or, if no such request is made, a single Note with a principal amount equal to the aggregate principal amount of Notes to be purchased by such Buyer) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinion of White & Case LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit D-1 attached hereto, and the opinion of Connors & Winters P.C., the Company’s special securities counsel, dated as of the Closing Date in substantially the form of Exhibit D-2.

(c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(d) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each of its domestic Subsidiaries in such corporation’s state of incorporation issued by the Secretary of State (or comparable office) of such state of incorporation, as of a date within 10 days of the Closing Date.

(e) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

(f) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer (the “Resolutions”), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(g) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit F.

(h) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(i) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes.

(k) No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement or the other Transaction Documents.

(l) Such Buyer shall have received a guaranty, in the form attached hereto as Exhibit I, executed by all domestic Subsidiaries that are borrowers or guarantors under the Senior Credit Agreement.

(m) The lenders under the Senior Credit Agreement shall have validly consented to (i) the creation of the Redemption Collateral Account and the Williams Acquisition Collateral Account, (ii) the transfer of the Redemption Collateral into the Redemption Collateral Account and the Williams Acquisition Collateral into the Williams Acquisition Collateral Account and (iii) the creation of a first priority security interest in such accounts as provided herein.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated by Buyers pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable; provided, however, that no such amendment shall (i) extend the maturity of the Note, reduce the interest rate, extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof or affect any amounts due to any holder or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all Notes then outstanding. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered on identical terms to all of the parties to the Transaction Documents that are holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Global Power Equipment Group Inc.
6120 South Yale Street
Suite 1480
Tulsa, Oklahoma 74136
Telephone:	(918) 488-0828
Facsimile:	(918) 274-2367
Attention:	General Counsel

with a copy (which shall not constitute notice) to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Telephone:	(212) 819-8331
Facsimile:	(212) 354-8113
Attention:	S. Ward Atterbury, Esq.

For notices sent to all Buyers, a copy (for informational purposes only) shall be sent to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Tel:	(212) 756-2000
Fax:	(212) 593-5955
Attention:	Christian H. Mittweg, Esq.

If to the Transfer Agent:

EquiServe Trust Company, N.A.
250 Royall Street
Canton, Massachusetts 02021
Telephone:	(781) 575-2000
Facsimile:	(781) 575-4812
Attention:	Monique Hughes
Account Manager

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer, the Company and the Collateral Agent have caused their respective signature pages to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ James P. Wilson
Name:	James P. Wilson
Title:	CFO and V.P. of Finance

[Signature Page to Securities Purchase Agreement]

BUYERS:

KINGS ROAD INVESTMENTS LTD., in its capacity, as Buyer and Collateral Agent

By:	/s/ Alexander E. Jackson
Name:	Alexander E. Jackson
Title:	Principal

[Signature Page to Securities Purchase Agreement]

STEELHEAD INVESTMENTS LTD. By: HBK Investments L.P. Title: Investment Advisor

By:	/s/ David C. Haley
Name:	David C. Haley
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

By:	D.B. Zwirn and Co., LP

By:	/s/ Perry A. Gruss
Name:	Perry A. Gruss
Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

By:	D.B. Zwirn and Co., LP

By:	/s/ Perry A. Gruss
Name:	Perry A. Gruss
Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

HCM/Z SPECIAL OPPORTUNITIES LLC

By:	D.B. Zwirn and Co., LP

By:	/s/ Perry A. Gruss
Name:	Perry A. Gruss
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Registration Rights Agreement*
Exhibit C	Form of Irrevocable Transfer Agent Instructions**
Exhibit D	Form of Company Counsel Opinion**
Exhibit E	Form of Secretary’s Certificate**
Exhibit F	Form of Officer’s Certificate**
Exhibit G	Form of Redemption Account Control Agreement**
Exhibit H	Form of Williams Acquisition Account Control Agreement**
Exhibit I	Form of Subsidiary Guaranty***

SCHEDULES**

Schedule of Buyers
Schedule 3(a)	Subsidiaries
Schedule 3(j)	Application of Takeover Protections; Rights Agreement
Schedule 3(l)	Absence of Certain Changes
Schedule 3(n)	Conduct of Business; Regulatory Permits
Schedule 3(q)	Transactions with Affiliates
Schedule 3(r)	Equity Capitalization
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Litigation
Schedule 3(v)	Employee Relations
Schedule 3(w)	Title
Schedule 3(x)	Intellectual Property
Schedule 3(cc)	Ranking of Notes

*	See Exhibit 10.2 to this Current Report on Form 8-K

**	Omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon its request.

***	See Exhibit 10.4 to this Current Report on Form 8-K

Exhibit A

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Securities Purchase Agreement

FORM OF CONVERTIBLE SENIOR SUBORDINATED NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY AGREES FOR THE BENEFIT OF GLOBAL POWER EQUIPMENT GROUP INC. THAT THIS SECURITY MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED OTHER THAN (1) TO GLOBAL POWER EQUIPMENT GROUP INC. OR ANY AFFILIATE THEREOF, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR (4), TO THE RECEIPT BY GLOBAL POWER EQUIPMENT GROUP INC. OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE REASONABLY ACCEPTABLE TO GLOBAL POWER EQUIPMENT GROUP INC. THAT SUCH RESALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (5) ABOVE OR UPON SATISFACTION OF THE HOLDING PERIOD UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THE NOTE REPRESENTED BY THIS CERTIFICATE (BUT NOT THE COMMON STOCK INTO WHICH THIS NOTE MAY BE CONVERTED) IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 19 OF THIS NOTE.

THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURITY; PROVIDED, HOWEVER, THAT IN ORDER TO MAKE ANY SALE, TRANSFER OR ASSIGNMENT OF THIS SECURITY, THE

HOLDER AND ITS PLEDGEE MUST MAKE SUCH DISPOSITION IN ACCORDANCE WITH SECTION 19 OF THIS NOTE, IF APPLICABLE, AND IN ACCORDANCE WITH THE CONDITIONS SET FORTH ABOVE.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3 AND 19 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED NOVEMBER 23, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

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GLOBAL POWER EQUIPMENT GROUP INC.

CONVERTIBLE SENIOR SUBORDINATED NOTE

Issuance Date: November 23, 2004	Principal: U.S. $[ ]

FOR VALUE RECEIVED, GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [            ] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of 4.25% per annum, subject to periodic adjustment pursuant to Section 2 (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Senior Subordinated Note (including all Convertible Senior Subordinated Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Senior Subordinated Notes (collectively, the “Notes” and such other Convertible Senior Subordinated Notes, the “Other Notes”) issued on the Issuance Date pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 30.

(1) MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest, if any. The “Original Maturity Date” shall be November 23, 2011, as may be adjusted at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Conversion Failure, (ii) through the date that is ten days after the consummation of a Change of Control (as defined in Section 5(a)) in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(a)) is delivered prior to the Maturity Date and (iii) in the event that a Payment Blockage Notice (as defined in Section 14(c)) is received from the Agent, until the Payment Blockage Termination Date (as defined in Section 14(c)) (the Original Maturity Date as may be adjusted, the “Maturity Date”).

(2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears semi-annually and on the Maturity Date during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being May 23, 2005. Interest shall be payable on each Interest Date in cash. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate. From and after the occurrence of an Event of Default, the Interest Rate shall be increased to 9.25%. In the event that such Event of Default is subsequently

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cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall pay to the Holder an amount in cash equal to the value of such fractional share. The Company shall pay any and all documentary, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer of Securities involved in the issue and delivery of the Common Stock in any name other than that of the Holder. Upon conversion, the Company shall pay all accrued and unpaid Interest on the Conversion Amount being converted.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, $10.61.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), deliver this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note

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in the case of its loss, theft or destruction). On or before the close of the business on first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If the Company shall fail (other then by operation of Section 3(d)) to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five (5) Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of any conversion notice shall halt the accrual of any claims for damages pursuant to this Section 3(c)(ii); provided, further, that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is

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being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or

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the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Notes representing at least a majority of the principal amounts of the Notes then outstanding. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

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(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 60 days (or in the event the SEC determines to review the Registration Statement, 150 days) after the Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive Trading Days or for more than an aggregate of 30 Trading Days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii) the suspension from trading or failure of the Common Stock to be listed on the Principal Market or an Eligible Market for a period of five consecutive Trading Days or for more than an aggregate of seven Trading Days in any 365-day period;

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iv) at any time following the twentieth consecutive Business Day that the Holder’s Authorized Share Allocation (as defined in Section 12) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(v) the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) to which the Holder is a party, except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least five days;

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(vi) any payment default or non-payment default, provided such non-payment default continues for a period of at least thirty (30) consecutive days after the earlier to occur of (i) any executive officer of the Company becoming aware of such default and (ii) the receipt of written notice from the Holder of such default, under or acceleration prior to maturity of any Indebtedness (as defined below) of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) with an unpaid principal amount in excess of $5,000,000 at the time of such default or acceleration other than with respect to any Other Notes;

(vii) the Company or any of its Subsidiaries (other than an “Immaterial Subsidiary” as defined in the Senior Credit Agreement), pursuant to or within the meaning of Title 11, U.S. Code (the “Bankruptcy Code”), or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) for all or a material portion of its property, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case which remains undischarged and unstayed for sixty (60) calendar days, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) and which judgments are not, within 60 days after the entry thereof, bonded, discharged, vacated or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(x) the Company materially breaches any representation, warranty, covenant or other term or condition of this Note, the Other Notes, or any other Transaction Document to which the Holder is a party, except, in the case of a breach of a covenant or other term or condition which is curable, only if such breach continues for a period of at least thirty (30) consecutive days after the

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earlier to occur of (i) any executive officer of the Company becoming aware of such breach and (ii) the receipt of written notice from the Holder of such breach;

(xi) any breach or failure in any respect to comply with Section 16 of this Note; or

(xii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right Upon Event of Default. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder and the holders of the Other Notes. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Required Holders may require the Company to redeem all or any portion of the Notes by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of the Notes that the Required Holders are electing to cause to be redeemed. The portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed plus accrued and unpaid interest and (y) the Event of Default Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13.

(5) RIGHTS UPON CHANGE OF CONTROL.

(a) Change of Control. Each of the following events shall constitute a “Change of Control”:

(i) any sale of all or substantially all of the assets of the Company to a third party;

(ii) any merger of the Company with or into another corporation in which holders of Common Stock immediately prior to the consummation of the merger do not control 50% of the common stock of the surviving corporation; or

(iii) the acquisition by any “person” or “group” of persons (as such terms are used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, and the related regulations) who have an expressed intent to control the affairs of the Company of more than 50% of the outstanding Common Stock of the Company.

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control of which the Company is aware, but not prior to the public announcement of such Change of

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Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”); provided that the Company shall not at any time be obligated to deliver a Change of Control Notice if the delivery of such notice would, in the Company’s reasonable judgment, require the premature disclosure of a potential Change of Control transaction or material non-public information with respect to such Change of Control; and provided further that the Company shall deliver a Change of Control Notice no later than three Business Days after it becomes aware of the occurrence of a Change of Control.

(b) Assumption. On or prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company’s assets or Common Stock or any successor resulting from such Change of Control (in each case, an “Acquiring Entity”) a written agreement to guaranty the obligations of the Company under the Notes and the Other Notes or assume the obligations of the Company under this Note and the Other Notes. In addition if the common stock of the Acquiring Entity is not listed or traded on an Eligible Market (a “Public Acquiring Entity”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, in lieu of the shares of Common Stock which would have been otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Change of Control in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate as in effect immediately prior to the Change of Control. In the event that the Acquiring Entity is a Public Acquiring Entity, then in addition to the guaranty provided for in the first sentence of this Section 5(b), the Company will ensure that such Public Acquiring Entity delivers to each holder of Notes in exchange for such Notes, a security of the Public Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount, interest rate, rank, security interest, conversion price and conversion rights equivalent to those governing the Notes held by such holder, such that this Note shall thereafter be convertible into such common stock at an initial conversion rate equal to the product of (x) the Conversion Rate then in effect and (y) a fraction the numerator of which is the closing price of the Common Stock on the day immediately preceding the consummation of the Change of Control and the denominator of which is the closing price of such Public Acquiring Entity’s common stock on the day immediately prior to the consummation of the Change of Control. In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock is listed, designated or quoted on a securities exchange or trading market, then such Person shall be deemed to be the Public Acquiring Entity for all purposes hereof. The provisions of this Section shall apply similarly and equally to successive Changes of Control and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(c) Redemption Right Upon Change of Control. At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to the occurrence of a Change of Control, at any time on or after the date on which such Change of Control Notice is delivered and ending 10 days after the delivery of such Change of Control Notice), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of

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Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem; provided, however, that the Company shall not be under any obligation to redeem all or any portion of this Note or to deliver the applicable Change of Control Redemption Price unless and until the applicable Change of Control is consummated; provided, further, that the Company will effect any redemption in compliance with applicable securities laws, including, without limitation, Section 14(e) of the Securities Exchange Act of 1934, as amended. If the Change of Control transaction is terminated prior to its effective date, the surrender for redemption and the right to redeem pursuant to this Section 5(c) will be revoked and the Notes tendered pursuant to this Section 5(c) and Section 13 will be returned to the Holder. The portion of this Note subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Change of Control Amount and (y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) the product of (A) the Change of Control Redemption Premium and (B) the Conversion Amount being redeemed, in the case of each of clause (i) and clause (ii) plus accrued and unpaid interest (the “Change of Control Redemption Price”). Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with a Change of Control. “Change of Control Amount” means (x) in the case that the common stock of the Acquiring Entity is not listed or traded on an Eligible Market, the product of (A) the Conversion Amount being redeemed and (B) the Change of Control Redemption Premium and (y) in all other cases, the Conversion Amount being redeemed. “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the Nasdaq National Market, The Nasdaq SmallCap Market, the American Stock Exchange, Inc., the London Stock Exchange plc or the Tokyo Stock Exchange.

(6) RIGHTS UPON TRIGGERING EVENT.

(a) Triggering Event. If the Company incurs any indebtedness for borrowed money other than Permitted Indebtedness and (a) at the time of such incurrence, the trailing twelve months’ Consolidated EBITDA is not greater than or equal to $30,000,000, or (b) as a result of such incurrence, the Consolidated Leverage Ratio exceeds 4.75 to 1.0, then a “Triggering Event” shall be deemed to have occurred.

(b) Removal of Restriction. If at any time after the Issuance Date and prior to the occurrence of a Triggering Event, the Weighted Average Price of the Common Stock equals or exceeds 150% of the Conversion Price as adjusted from time to time hereunder for each of 15 out of 30 consecutive Trading Days, then the provisions of this Section 6, will cease to be applicable and have no further effect.

(c) Holder’s Redemption Right Upon Triggering Event. Promptly after the occurrence of a Triggering Event, but in no event later than 30 days thereafter, the Company shall deliver written notice thereof via facsimile and overnight courier (a “Triggering Event Notice”) to the Holder. At any time during the 30 days following receipt of a Triggering Event Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (a “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the portion of this Note the Holder is

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electing to redeem. The portion of this Note subject to redemption by the Company pursuant to this Section 6(c) shall be redeemed by the Company at a price equal to the Conversion Amount plus accrued and unpaid interest (“Triggering Event Redemption Price”). Redemptions required by this Section 6(c) shall be made in accordance with the provisions of Section 13.

(7) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate securities or other property which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(8) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever prior to the first anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share

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(the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount (rounded to the nearest cent) equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received or deemed received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 8(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Option and the lowest price per share for which one share of Common Stock is issuable upon the exercise of such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Securities and upon the conversion or exchange or exercise of such Convertible Securities. No further adjustment of the Conversion Price shall be

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made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth day following the

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Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided that if, after the occurrence of the record date, the Company increases or reduces the number of shares of Common Stock issued or deemed issued or fails to consummate the actual or deemed issuance that was the subject of the record date, the Conversion Price will thereafter be readjusted up or down to reflect the actual number of shares of Common Stock issued or deemed issued in connection with such record date.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 8.

(9) COMPANY’S RIGHT OF OPTIONAL REDEMPTION.

(a) Company Optional Redemption. If at any time from and after the 3rd anniversary of the Issuance Date, the Weighted Average Price of the Common Stock exceeds 165% of the Conversion Price then in effect for each of 20 out of 30 consecutive Trading Days (the “Company Optional Redemption Measuring Period”), the Company shall have the right to redeem for cash any portion of the Notes then outstanding (a “Company Optional Redemption”). The Company may exercise its right of redemption under this Section 9 by delivering a written notice thereof by facsimile and overnight courier to all of the holders of

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Notes and the Transfer Agent (the “Company Optional Redemption Notice”). The Company Optional Redemption Notice shall be irrevocable; provided, that, a Company Optional Redemption Notice which conditions the Company Optional Redemption upon the consummation of a related transaction or refinancing may be revoked at the discretion of the Company if such transaction is not consummated within the time period provided by such notice. This Note shall be redeemed by the Company pursuant to this Section 9 at a price equal to the Conversion Amount plus accrued and unpaid interest (the “Company Optional Redemption Price”). Notwithstanding the foregoing, the Holder may continue to convert this Note or portion thereof that is called for redemption into Common Stock pursuant to Section 3(a) on or prior to the Business Day immediately preceding the Company Optional Redemption Date (as defined below).

(b) Company Optional Redemption Notice. If the Company elects to cause a redemption of all or any portion of this Note pursuant to Section 9(a), then it must make simultaneously a pro rata redemption in respect of all Other Notes. The Company Optional Redemption Notice shall state (A) the Trading Day selected for the Company Optional Redemption in accordance with this Section 9, which Trading Day shall be at least 20 Business Days but not more than 60 Business Days following receipt of the Company Optional Redemption Notice (the “Company Optional Redemption Date”), (B) that all or a portion of the outstanding Notes have been called for optional redemption pursuant to this Section 9 (and analogous provisions under the Other Notes), and (C) the Company Optional Redemption Price to be paid to such Holder as of the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after delivery of the Company Optional Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Company Optional Redemption Date.

(10) HOLDER’S RIGHT OF OPTIONAL REDEMPTION.

(a) Holder Redemption Option. From and after the 5th anniversary of the Issuance Date, the Holder shall have the right, in its sole discretion, to require that the Company redeem all or any portion of this Note (a “Holder Optional Redemption”) by delivering written notice thereof (a “Holder Optional Redemption Notice”). The Holder Optional Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 10(a) shall be redeemed by the Company at a price equal to the Conversion Amount being redeemed plus accrued and unpaid interest (the “Holder Optional Redemption Price”). The Holder Optional Redemption Price shall be paid on the twenty-fifth (25th) Business Day after the date of the Holder Optional Redemption Notice (the “Holder Optional Redemption Date”). Within one business Day of receipt of a Holder Optional Redemption Notice, the Company shall inform in writing all holders of Other Notes that such a Holder Optional Redemption Notice has been received by the Company. The Company may elect, by written notice (the “Company Redemption Share Notice”) delivered to the Holder, to pay up to 50% of the Holder Optional Redemption Price in shares of Common Stock (the “Optional Redemption Shares”) by dividing the amount to be paid in shares of Common Stock set forth in the Company Redemption Share Notice by the product of 94% and the Weighted Average Price of the Common Stock for the 20 Trading Day period immediately preceding the Holder Optional Redemption Date. The Company Redemption Share Notice must be delivered to the Holder within three (3) Business

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Days of receipt of a Holder Optional Redemption Notice. If the Company receives Holder Optional Redemption Notices from one or more holders of Other Notes under analogous provisions of the Other Notes, the Company shall redeem the same percentage of the Holder Optional Redemption Price in Optional Redemption Shares with respect to such Other Notes as designated in any Company Redemption Share Notice delivered under this Note. If any of the Holder Optional Redemption Price is to be paid in Optional Redemption Shares, then, on the Holder Optional Redemption Date, the Company shall (X) credit such aggregate number of Optional Redemption Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such address of the Holder as is set forth in the Securities Purchase Agreement or such other address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the Holder Optional Redemption Date, a certificate, registered in the name of the Holder or its designee, for the number of Optional Redemption Shares to which the Holder shall be entitled hereunder. Notwithstanding the foregoing, the Company shall not be entitled to pay any of the Holder Optional Redemption Price in Optional Redemption Shares and shall be required to pay such Holder Optional Redemption Price entirely in cash if the Equity Conditions (as defined in Section 30) are not satisfied (or waived by the Holder). Redemptions required by this Section 10(a) shall be made in accordance with the provisions of Section 13.

(b) Holder Collateral Redemption Option. At any time during the period beginning six months after the Issuance Date and until the date that is the six month anniversary of the Effective Date (as defined in the Registration Rights Agreement), the Holder shall have the right to require that the Company redeem up to that portion of the Conversion Amount equal to the product of (x) $9,000,000 and (y) (1) the Conversion Amount divided by (2) the sum of the Conversion Amount of this Note on the Issuance Date and the aggregate of all Conversion Amounts (as defined in the Other Notes) of all Other Notes on their respective Issuance Dates (as defined in the Other Notes) plus accrued and unpaid interest on this Note (the “Holder Collateral Redemption Price”) by delivering written notice of such election (the “Holder Collateral Redemption Notice”) to the Company. Within five (5) Business Days after the date of the Holders Collateral Redemption Notice (the “Holder Collateral Redemption Date”), the Company shall deliver by wire transfer of immediately available funds to the account of the Holder the Holder Collateral Redemption Price. Redemptions required by this Section 10(b) shall be made in accordance with the provisions of Section 13.

(11) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(12) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each

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such Note as of the Issuance Date. Thereafter, the Company, so long as any of the Notes are outstanding, shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 105% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversion of the Notes and each increase in the number of shares of Common Stock so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of the Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately use commercially reasonable efforts take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

(13) HOLDER’S REDEMPTIONS.

(a) Mechanics. In the event that the Holder has sent an Event of Default Redemption Notice, a Change of Control Redemption Notice, a Triggering Event Redemption Notice, a Holder Optional Redemption Notice or a Holder Collateral Redemption Notice to the Company pursuant to Section 4(b), Section 5(c), Section 6(c), Section 10(a) or Section 10(b), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Note to the Company. The Company shall deliver the applicable Event of Default Redemption Price, Change of Control Redemption Price, Triggering Event Redemption Price, Holder Optional Redemption Price or Holder Collateral Redemption Price to the Holder within ten (10) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice, Change of Control Redemption Notice, Triggering Event Redemption Notice, Holder Optional Redemption Notice or Holder Collateral Redemption Notice. If the Holder has

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submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice otherwise. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Event of Default Redemption Price, the Change of Control Redemption Price, Triggering Event Redemption Price, Holder Optional Redemption Price or Holder Collateral Redemption Price (each, a “Redemption Price”), as applicable, to the Holder (or deliver any Common Stock to be issued pursuant to a Redemption Notice) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Common Stock required pursuant to a Redemption Notice) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Common Stock required to be issued pursuant to a Redemption Notice) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)) to the Holder representing such Conversion Amount.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(c), Section 6(c), Section 10(a) or Section 10(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the aggregate principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(14) SUBORDINATION TO SENIOR BANK INDEBTEDNESS.

(a) Agreement to Subordinate. By issuing this Note, the Company for itself and its successors and assigns, and for its Subsidiaries and the successors and assigns of such Subsidiaries, agrees, and the Holder, by its acceptance of this Note, shall be deemed to have agreed, that this Note shall be subject to the provisions of this Section 14 and, to the extent and in the manner hereinafter set forth in this Section 14, (i) the indebtedness represented by this Note and the payment of the Principal and Interest, any redemption amount, liquidated damages, fees, expenses or any other amounts in respect of this Note and (ii) the obligations, including the

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Guaranteed Obligations (as defined in the Subsidiary Guaranty Agreement), of certain Subsidiaries of the Company under the Subsidiary Guaranty Agreement (collectively, the “Subordinated Indebtedness”) are subordinate in right of payment to the prior payment in full in cash of all Senior Bank Indebtedness now outstanding or hereinafter incurred. The Holder agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Bank Indebtedness or any liens and security interests securing the Senior Bank Indebtedness.

(b) Liquidation; Dissolution; Bankruptcy.

(i) The holders of Senior Bank Indebtedness shall be entitled to receive payment in full in cash of all Senior Bank Indebtedness (including interest after the commencement of any proceeding under any Bankruptcy Law at the rate specified in the documentation for the applicable Senior Bank Indebtedness) before the Holder shall be entitled to receive any payment with respect to the Subordinated Indebtedness (other than a distribution of Reorganization Subordinated Securities), in the event of any distribution to creditors of any of the Company or its subsidiaries which are parties to the Subsidiary Guaranty (as defined in the Securities Purchase Agreement) (each, a “Credit Party”) in (A) any sale, liquidation, winding-up or dissolution of such Credit Party; (B) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Credit Party or its property; (C) any assignment by such Credit Party for the benefit of its creditors; or (D) any marshaling of any Credit Party’s assets and liabilities (each a “Bankruptcy Event”).

(ii) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Credit Party or the proceeds thereof to creditors of any Credit Party upon any Indebtedness of such Credit Party, by reason of any Bankruptcy Event, then and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable to the Holder upon or with respect to any or all Subordinated Indebtedness (other than a distribution of Reorganization Subordinated Securities) shall be paid or delivered directly to the Agent for application against the Senior Bank Indebtedness, whether due or not due, in a manner which the Agent, in its sole discretion, shall determine, until such Senior Bank Indebtedness shall have been fully paid in cash and all commitments thereunder have terminated. The Holder hereby irrevocably authorizes and empowers the Agent to ask for, demand, sue for, collect, and receive for every such payment or distribution and give acquittance therefor, and to file claims (and proofs of claims) and take such other actions in the Agent’s own name or in the name of the Holder as the Agent may deem necessary or advisable for the enforcement of the terms of this Section 14.

(iii) Each Holder agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness requested by the

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Agent in connection with any Bankruptcy Event and hereby irrevocably authorizes, empowers and appoints Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Holder promptly to do so prior to 5 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Bankruptcy Event upon the failure of the Holder to do so prior to 5 days before the expiration of the time to vote any such claim; provided the Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Agent votes any claim in accordance with the authority granted hereby, the Holder shall not be entitled to change or withdraw such vote.

(c) Default on Senior Bank Indebtedness.

(i) No Credit Party shall make, nor shall the Holder ask for, demand or accept, any direct or indirect payment in respect of the Subordinated Indebtedness, including in respect of any sinking fund therefore, or redemption, retirement or repurchase thereof, if:

(A) a default in payment of any principal and, interest due and payable on any Senior Bank Indebtedness of the Company (a “Senior Payment Default”) occurs and is continuing past any grace or cure period, if any, applicable thereto; or

(B) any other default (a “Senior Non-Payment Default”) occurs and is continuing past any grace or cure period, if any, applicable thereto with respect to the Senior Bank Indebtedness that permits holders of such Senior Bank Indebtedness to accelerate its maturity and the Holder receives a notice of such default (a “Payment Blockage Notice”) from the Agent.

(ii) Payments in respect of the Subordinated Indebtedness may and shall be resumed (the “Payment Blockage Termination Date”), including any payments not made as a result of such payment blockage;

(A) in the case of a Senior Payment Default, upon the date on which such default is waived; and

(B) in case of a Senior Non-Payment Default, upon the earliest of (x) the date on which such default is waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date the Holder receives notice from the Agent rescinding the Payment Blockage Notice.

(iii) No new Payment Blockage Notice may be delivered unless and until:

(A) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

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(B) all scheduled payments of the Subordinated Indebtedness that have come due have been paid in full in cash.

(iv) No Senior Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Buyer Agent shall be the basis for a subsequent Payment Blockage Notice.

(v) If the Holder receives a payment in respect of the Subordinated Indebtedness when (i) the payment is prohibited by this Section 14(c) and (ii) the Holder has actual knowledge that the payment is prohibited, provided that such actual knowledge shall not be required in the case of any payment default, the Holder shall hold the payment in trust for the benefit of the holders of Senior Bank Indebtedness. Upon the proper written request of the Agent or if any Senior Payment Default has occurred and is continuing, the Holder shall deliver the amounts in trust to the Agent.

(d) Standstill.

(i) After the occurrence and during the continuance of any Senior Payment Default or if a Payment Blockage Notice has been delivered to the Holder, no action may be taken by the Holder to accelerate or redeem the Subordinated Indebtedness or to enforce or collect payment on the Subordinated Indebtedness or to commence, or join with any other creditor (other than the Agent and, at the direction of the Agent, the Lenders and the holders of the Other Notes) in commencing, any bankruptcy, receivership, reorganization, liquidation or insolvency proceeding, until the earlier to occur of any of the following (a “Standstill Termination Date”):

(A) the date of termination of the Senior Credit Agreement and payment in full of all Senior Bank Indebtedness;

(B) the date on which the Senior Bank Indebtedness is accelerated and due and payable in full;

(C) the Payment Blockage Termination Date; or

(D) the date on which the standstill imposed by this Section 14(d) has been continuously in effect for a period of 360 days by reason of one or more Senior Payment Defaults, provided that any amounts recovered as a result of the exercise of any remedy shall be subject to any applicable provisions of Sections 14(b) and 14(c) above; or

(E) the commencement of any proceeding against the Company under the Bankruptcy Code by any Person other than the Holder or the holders of the Other Notes.

(ii) Following the occurrence of the Standstill Termination Date, the Holder may take any action available to it under the terms of the

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Securities Purchase Documents or otherwise available under applicable law to enforce any Credit Party’s obligations of payment with respect to the Subordinated Indebtedness that shall then exist under the terms of the Securities Purchase Documents.

(e) Redemption upon Event of Default. The Holder shall give the Agent at least 3 Business Days’ prior notice of its intention to exercise its redemption rights upon the occurrence of an Event of Default, a Change of Control or a Triggering Event.

(f) No Amendment of Subordinated Indebtedness. Neither the Holder nor any Credit Party will, without the prior written consent of the Agent, amend or modify (i) this Section 14 or the definition of any capitalized term used in this Section 14 or (ii) any provision of the Securities Purchase Agreement or the other Securities Purchase Documents if such amendment or modification would (A) move forward the date of any redemption or payment or increase the principal amount of or the rate of interest applicable to the Subordinated Indebtedness or (B) result in the covenants contained therein being materially more restrictive in the aggregate on any Credit Party prior to the effectiveness of such amendment or modification.

(g) No Impairment of Subordination. No right of the Agent, any Lender or any future holder of any Senior Bank Indebtedness to enforce the subordination as provided in this Section 14 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or any act or failure to act by the Agent, any Lender or any such holder, or by any noncompliance by any Credit Party with the terms of this Section 14, regardless of any knowledge thereof which the Agent or any Lender may have or with which it may otherwise be charged.

(h) Subrogation. Subject to payment in full in cash of all Senior Bank Indebtedness and the termination of all commitments thereunder, the rights of the Holder shall be subrogated to the rights of the holders of Senior Bank Indebtedness to receive payments or distributions of the assets of any Credit Party made on such Senior Bank Indebtedness until all principal and interest on this Note shall be paid in full in cash; and for purposes of such subrogation, no payments or distributions to the holders of Senior Bank Indebtedness of any cash, property or securities to which the Holder would be entitled except for the subordination provisions of this Section 14 shall, as between the Holder and the Company and/or its creditors other than the holders of the Senior Bank Indebtedness, be deemed to be a payment on account of the Senior Bank Indebtedness.

(i) Conversion Rights. Nothing contained in this Section 14 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors, including the holders of Senior Bank Indebtedness, and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note into shares of Common Stock or rights to acquire shares of Common Stock in accordance with the terms hereof.

(j) Rights of Holder Unimpaired. The provisions of this Section 14 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Bank Indebtedness and nothing in this Section 14 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to

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pay to the Holder the Principal (and premium, if any) and Interest, in accordance with the terms of this Note.

(k) Subordination May Not Be Impaired by any Credit Party. No right of any holder of Permitted Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any act or failure to act by any Credit Party or the Holder or by the failure of any Credit Party or the Holder to comply with the terms of this Section 14.

(l) Reliance by Holder. Upon any payment or distribution of assets of any Credit Party referred to in this Section 14, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Agent or of the liquidating trustee or agent or other Person making any distribution to the Holder for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Permitted Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 14.

(m) Reliance by Holders of Senior Debt. The Holder acknowledges and agrees that (i) each holder of Senior Bank Indebtedness is an intended third-party beneficiary of the terms of the Section 14 and (ii) the foregoing provisions of this Section 14 are, and are intended to be, an inducement and consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the date hereof, to acquire or continue to hold such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such provisions in acquiring or continuing to hold such Senior Debt.

(n) Exception to Subordination. Notwithstanding any provision in this Section 14 to the contrary, the rights of the Holder with respect to payments from the Closing Cash Collateral Account (as such term is defined in the Securities Purchase Agreement) and, if established, the Williams Acquisition Cash Collateral Account (as such term is defined in the Securities Purchase Agreement) shall not be subordinated in right of payment to the prior payment of Senior Bank Indebtedness.

(o) Applicability. The terms of this Section 14 shall be applicable both before and after the filing of any petition by or against any Credit Party under any Bankruptcy Law, and all allocations of payments between the holders of the Senior Bank Indebtedness, on the one hand, and the Holder, on the other hand, shall continue to be made after the filing thereof in accordance with this Section 14.

(15) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

(16) RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and Indebtedness described in Section 7.03(b), (c) (except with respect to Guarantees of Senior Indebtedness, to which the Guarantees the Notes will be subordinated), (f), (h), (i), (j), (k), (m), and (o), of the Senior Credit Agreement, (ii) shall be subordinate in right of

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payment to the prior payment of all existing and future Senior Indebtedness and, without duplication, Indebtedness described in Sections 7.03(a), (c) (to the extent constituting Guarantees of Senior Indebtedness), (d), (e), (g) and (n) of the Senior Credit Agreement and (iii) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than Senior Indebtedness; provided that any Indebtedness incurred to any Affiliate (as defined in Section 30) (other than a direct or indirect Subsidiary) of the Company after the date hereof shall be subordinate in right of payment to the Notes. The Holder acknowledges and agrees that (i) all Indebtedness of the Subsidiaries of the Company which are not guarantors of the Notes may be structurally senior in right of payment to the Notes and (ii) that certain Indebtedness which ranks pari passu with the Notes may be secured by Permitted Liens and, to the extent so secured, may effectively rank senior to the Notes to the extent of any security for such Indebtedness.

(b) Incurrence of Senior Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness which shall rank senior to the Notes other than Senior Indebtedness.

(c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing) (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, other than Senior Indebtedness or Indebtedness that ranks pari passu with this Note, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(17) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments (if any) under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(18) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a

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meeting, of the Required Holders, shall be required for any change or amendment to this Note or the Other Notes; provided, however, that no such amendment, as applied to any particular holder of Notes, shall, without the consent of that particular holder, (i) extend the maturity of the Note, reduce the interest rate, extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof or affect any amounts due to any holder or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all Notes then outstanding.

(19) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder in minimum denominations of $1,000,000 without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement; provided however that this Note may not be transferred to any person who (a) is a competitor of the Company or (b) is engaged in or has threatened material litigation against the Company, in each case as determined by the Board of Directors of the Company in good faith. Notwithstanding the foregoing, in case of an Event of Default, this Note may be transferred without regard to any of the foregoing limitations.

(20) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 20(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note. The Company shall not be obligated to pay any documentary, stamp or similar taxes that may be payable with respect to any transfer under this Section 20(a).

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

(21) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(22) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(23) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Buyers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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(24) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(25) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price an independent, outside accountant mutually acceptable to the Company and the Required Holders. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(26) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Notwithstanding the foregoing, Section 9(f) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Note.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the

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Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(27) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(28) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(29) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(30) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” has the meaning ascribed to such term in the Securities Purchase Agreement.

(b) “Agent” has the meaning ascribed to such term in the Senior Credit Agreement.

(c) “Approved Stock Plan” means any employee benefit, option or incentive plan (including, without limitation, any stock appreciation rights plan or phantom stock plan) which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(d) “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off-Balance Sheet Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

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(e) “Available Cash” means (a) for the period from the Closing Date (as defined in the Senior Credit Agreement) of the Senior Credit Agreement until the first to occur of (x) the closing of the Williams Acquisition and (y) June 30, 2005, without duplication, the sum of (i) the lesser of (A) the sum of (1) cash and Cash Equivalents (as defined in the Senior Credit Agreement) of the Domestic Loan Parties (as defined in the Senior Credit Agreement) and (2) Available Foreign Subsidiary Cash (as defined in the Senior Credit Agreement), all to the extent such cash and Cash Equivalents are not subject to any Lien (other than Liens in favor of the Administrative Agent under the Senior Credit Agreement granted pursuant to the Loan Documents (as defined in the Senior Credit Agreement)) or any restriction as to its use or disposition and are included in “cash and cash equivalents” and not “restricted cash” on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (as defined in the Senior Credit Agreement), and (B) $25,000,000, and (ii) proceeds from the issuance of the Notes (including, without limitation, the reserve and/or escrow account for up to $9,000,000 established in accordance with the terms of the Securities Purchase Agreement), and (b) thereafter, the lesser of (i) the amount, if any, of the reserve and/or escrow account established for the redemption of up to $9,000,000 in securities established in accordance with the Securities Purchase Agreement plus the sum of (x) cash and Cash Equivalents of the Domestic Loan Parties and (y) Available Foreign Subsidiary Cash, all to the extent such cash and Cash Equivalents are not subject to any Lien (other than Liens in favor of the Administrative Agent under the Senior Credit Agreement granted pursuant to the Loan Documents) or any restriction as to its use or disposition and are included in “cash and cash equivalents” and not “restricted cash” on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (as defined in the Senior Credit Agreement), and (ii) the amount, if any, of the reserve and/or escrow account established for the redemption of up to $9,000,000 in securities established in accordance with the Securities Purchase Agreement plus $25,000,000; provided, however, that for purposes of Section 30(bbb), Available Cash shall exclude (i) the amount of the reserve and/or escrow account established for the redemption of up to $9,000,000 in principal amount of the Notes and (ii), without duplication of any other deduction from Available Cash, the amount of the reserve and/or escrow account established for the payment of interest of up to $7,650,000, each established in accordance with the Securities Purchase Agreement.

(f) “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time (including any successor statute) and all rules and regulations promulgated thereunder.

(g) “Bankruptcy Law” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, fraudulent conveyance or transfer, reorganization, or similar state or Federal debtor relief laws, statutes, rules, regulations, orders, or ordinances of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(h) “Bloomberg” means Bloomberg Financial Markets.

(i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(j) “Capitalized Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

(k) “Change of Control Redemption Premium” means during each of the first, second and third years after the Issuance Date, 120%, 116% and 112%, respectively, and thereafter 110%.

(l) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(m) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(a)(i) and 8(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time and (ii) plus the number of shares of Common Stock underlying Options or Convertible Securities issued pursuant to the Approved Stock Plans that are actually exercisable or convertible at such time at an exercise price or conversion price that is less than or equal to the per share fair market value of such underlying shares of Common Stock, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes or the Other Notes.

(n) “Consolidated EBITDA” means, for any period for any Person and its Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes for such period; (iii) depreciation and

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amortization expense; (iv) certain restructuring expenses and estimated transaction expenses in the amounts and as described on Schedule 1.03 in the Senior Credit Agreement, (v) other transaction expenses in an aggregate amount of up to $1,250,000 to the extent such expenses are not capitalized due to the failure of the Company to consummate the Williams Acquisition, (vi) other non-recurring non-cash expenses, (vii) any other non-cash write-downs or non-cash write-offs including, but not limited to, fixed asset impairments or write-downs, intangible asset impairments, deferred tax asset write-offs or reserves, variable stock option expenses and debt issuance cost write-offs, (viii) any non-cash losses or deductions arising from the cumulative effect of a change in accounting principles, and (ix) non-cash losses relating to foreign currency and hedging transactions, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax benefits recorded by the Company and its Subsidiaries for such period and (ii) all extraordinary, non-recurring, non-cash items increasing Consolidated Net Income for such period.

(o) “Consolidated Funded Indebtedness” means, for any Person and its Subsidiaries determined on a consolidated basis, as of any date of determination, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (except as provided in clause (d) below), (c) all direct obligations arising under unreimbursed amounts of drawings under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capitalized Leases and Off-Balance Sheet Obligations, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or any such Subsidiary.

(p) “Consolidated Interest Charges” means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, the sum of all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

(q) “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date less Available Cash as of such date to (b) Consolidated EBITDA for the Four-Quarter Period most recently ended.

(r) “Consolidated Net Income” means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, the Net Income of such Person for that period.

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(s) “Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

(t) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(u) “Credit Party” means the Company and each Subsidiary party to the Subsidiary Guaranty Agreement.

(v) “Designated Borrower” has the meaning ascribed to such term in the Senior Credit Agreement.

(w) “Eligible Market” means the Principal Market, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

(x) “Equity Conditions” means (i) on each day during the period beginning six months prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) (other than a Grace Period in connection with a Fundamental Transaction) during the Equity Conditions Measuring Period or (y) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) any applicable shares of Common Stock to be issued in connection with such issuance may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Principal Market; (iv) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within ten (10) Business Days of when such payment is due pursuant to any Transaction Document; (v) there shall not have occurred since the date of the Holder Optional Redemption Notice either (A) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated or (B) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; and (vi) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable

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upon conversion of the Notes not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws.

(y) “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

(z) “Eligible Market” means the Principal Market, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

(aa) “Event of Default Redemption Premium” means 110%.

(bb) “Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan or any dividend reinvestment plan; (ii) upon conversion, redemption or exchange of the Notes and the Other Notes; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000 (iv) in connection with a Strategic Acquisition and (v) in connection with any adjustment of any outstanding security (including without limitation the Notes) pursuant to any antidilution or similar adjustment.

(cc) “Four-Quarter Period” means a period of four consecutive fiscal quarters of the Company and its Consolidated Subsidiaries taken as one accounting period.

(dd) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any offering of debt or equity securities of the Company or any Subsidiary.

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(ee) “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

(ff) “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

(gg) “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(iii) net obligations of such Person under any Swap Contract;

(iv) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

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(v) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi) Capitalized Leases and Off-Balance Sheet Obligations;

(vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(viii) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in an amount proportionate to such Person’s interest therein, unless such Indebtedness is expressly made non-recourse to such Person or except to the extent such Indebtedness is owed by such partnership or joint venture to such Person; provided that the pledge of any Equity Interest in such joint venture shall not constitute recourse to such Person for the purposes of this definition. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

(hh) “Issuance Date” means November 23, 2004.

(ii) “Lender” has the meaning ascribed to such term in the Senior Credit Agreement.

(jj) “Net Income” means, for any period, net income of any Person and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

(kk) “Off-Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). No monetary obligations under true operating leases shall be included in Off-Balance Sheet Obligations.

(ll) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

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(mm) “Permitted Acquisitions” means (a) the Williams Acquisition, (b) any other acquisition by any Loan Party (as defined in the Senior Credit Agreement) permitted by the Senior Credit Agreement.

(nn) “Permitted Indebtedness” means (i) this Note and the Other Notes, (ii) the Senior Bank Indebtedness and (iii) without duplication, Indebtedness permitted pursuant to Section 7.03 of the Senior Credit Agreement.

(oo) “Permitted Lien” means:

(i) Liens pursuant to any Loan Document (as defined in the Senior Credit Agreement);

(ii) Liens existing on the date of the Senior Credit Agreement and listed on Schedule 7.01 thereto and any renewals or extensions thereof in connection with any refunding, refinancing or renewal of the obligations secured thereby; provided that (i) the property covered thereby is not broadened, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b) of the Senior Credit Agreement;

(iii) Liens for taxes, fees, assessments or other governmental charges, not yet due or which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted by Section 6.04 of the Senior Credit Agreement; provided, that a stay of enforcement of any such Lien is in effect;

(iv) Liens securing the rights or claims of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other like Liens in favor of similar Persons arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP; provided, that a stay of enforcement of any such Lien is in effect;

(v) Liens consisting of pledges or deposits made by the Company or any of its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or public liability laws or similar legislation, other than any Lien imposed by the Employee Retirement Income Security Act of 1974;

(vi) easements, rights-of-way, restrictions and other similar encumbrances affecting real property of the Company or any of its Subsidiaries which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

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(vii) Liens securing judgments for the payment of money not constituting an Event of Default under this Note or securing appeal or other surety bonds related to such judgments; provided that enforcement of such Liens is effectively stayed;

(viii) Liens securing purchase money Indebtedness, Indebtedness of foreign Subsidiaries and assumed Indebtedness of an acquired Person permitted under Section 7.03(e), (g) or (h) of the Senior Credit Agreement, respectively, provided such Liens attach only to the property specified therein;

(ix) Liens incurred or deposits made to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business;

(x) restrictions imposed in the ordinary course of business on the sale or distribution of designated inventory that arise from the sale of such inventory to one or more customers;

(xi) deposits in escrow accounts for customary purchase price adjustments, earn-outs and indemnities in connection with Permitted Acquisitions;

(xii) licenses, leases or subleases granted in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries;

(xiii) restrictions imposed in the ordinary course of business on the sale or distribution of designated inventory that arise from the sale of such inventory to one or more customers;

(xiv) Liens in favor of customs or revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(xv) deposits in escrow accounts for customary purchase price adjustments, earn-outs and indemnities in connection with Permitted Acquisitions; and

(xvi) Liens on the assets of any Designated Borrower organized in the Netherlands arising under clause 18 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions.

(pp) “Permitted Refinancing” means any amendment, modification, restatement, refinancing, extension, refunding, renewal or replacement of the Senior Indebtedness which amendment, modification, restatement, refinancing, extension, refunding,

39

renewal or replacement does not cause the Senior Indebtedness to exceed the Senior Indebtedness Cap.

(qq) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(rr) “Principal Market” means The New York Stock Exchange, Inc.

(ss) “Registration Rights Agreement” means that certain registration rights agreement between the Company and the initial holders of the Notes relating to the registration of the resale of the shares of Common Stock issuable upon conversion of the Notes.

(tt) “Reorganization Subordinated Securities” shall mean any debt or equity securities of any of the Credit Parties or any other Person that are distributed to the Holder in respect of the Subordinated Indebtedness pursuant to a confirmed plan of reorganization or adjustment that (a) are subordinated, including in right of payment, to the Senior Bank Indebtedness (or any debt or equity securities issued in substitution of all or any portion of the Senior Bank Indebtedness) to at least the same extent as the Subordinated Indebtedness is subordinated to the Senior Bank Indebtedness and (b) do not have terms better for the holders thereof than the terms of the Subordinated Indebtedness.

(uu) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding; provided however that if and for so long as one of the Buyers (as defined in the Securities Purchase Agreement) together with its Affiliates holds more than 50% of the aggregate principal amount of Notes outstanding then “Required Holders” shall mean holders of Notes representing at least 66  2/3% of the principal amount of Notes outstanding. For purposes of determining the principal amount of Notes outstanding, any Notes purchased or held for the account of the Company or any of its Affiliates will be excluded.

(vv) “SEC” means the United States Securities and Exchange Commission.

(ww) “Securities Purchase Agreement” means that certain securities purchase agreement between the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(xx) “Securities Purchase Documents” means that the Securities Purchase Agreement, this Note, the Registration Rights Agreement, the Subsidiary Guaranty Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(yy) “Senior Credit Agreement” means (a) that certain Credit Agreement, dated as of October 1, 2004 by and among the Company, certain subsidiaries of the Company party thereto, as borrowers, the Agent, the Lenders, US Bank National Association, as Syndication Agent, and Bank of Oklahoma, N.A., as Managing Agent, as amended by the First

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Amendment to Credit Agreement, dated as of November 23, 2004 as in effect on the date hereof and as may be further amended, restated, modified or supplemented from time to time with the written consent of the Required Holders pursuant to the terms hereof and (b) any Permitted Refinancing thereof; provided, that for the purpose of Section 16 hereof and the related definitions, all references to the Senior Credit Agreement shall mean the Senior Credit Agreement in effect as of the date hereof.

(zz) “Senior Bank Indebtedness Documents” means the Senior Credit Agreement and all other Loan Documents (as such term is defined in the Senior Credit Agreement), as the same may be amended, restated, supplemented or otherwise modified from time to time and any replacement thereof in connection with a Permitted Refinancing.

(aaa) “Senior Bank Indebtedness” means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to the Agent or any Lender under the Senior Bank Indebtedness Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a bankruptcy, reorganization, insolvency, receivership or similar proceeding under the Bankruptcy Code together with any interest accruing thereon after the commencement of such proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that at no time shall the principal amount of the Senior Bank Indebtedness exceed the greater of (i) the sum of $100,000,000 plus Available Cash and (ii) the product of (x) 3.0 and (y) Consolidated EBITDA for the prior four calendar quarters.

(bbb) “Senior Indebtedness” means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to the Agent or any Lender under (i) the Senior Bank Indebtedness Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a bankruptcy, reorganization, insolvency, receivership or similar proceeding under the Bankruptcy Code together with any interest accruing thereon after the commencement of such proceeding, without regard to whether or not such interest is an allowed claim and (ii) Indebtedness permitted under Section 7.03(a), (c) (to the extent constituting Guarantees of Senior Indebtedness), (d), (e), (g) and (n) of the Senior Credit Agreement (and any Permitted Refinancing thereof); provided, however, that at no time shall the principal amount of the Senior Indebtedness exceed the greater of (i) the sum of (x) $100,000,000 plus Available Cash and (y) Indebtedness permitted under the terms of Section 7.03(a), (c) (to the extent constituting Guarantees of Senior Indebtedness), (d), (e), (g) and (n) of the Senior Credit Agreement (and any Permitted Refinancing thereof) and (ii) the product of (x) 3.0 and (y) Consolidated EBITDA for the prior four calendar quarters (the “Senior Indebtedness Cap”). Senior Indebtedness under the Senor Credit Agreement shall be considered to be outstanding whenever any loan commitment under the Senior Bank Indebtedness Documents is outstanding.

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(ccc) “Strategic Acquisition” means any acquisition by the Company, whether through an acquisition of stock or merger of any business, assets or technologies the primary purpose of which is not to raise equity capital.

(ddd) “Subscription Date” means November 23, 2004.

(eee) “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person.

(fff) “Subsidiary Guaranty Agreement” means the Subsidiary Guaranty Agreement, dated as of November 23, 2004, by the parties signatory thereto in favor of the Buyers.

(ggg) “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, rate hedging agreements, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any Master Agreement.

(hhh) “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any affiliate of a Lender).

(iii) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the

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closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(jjj) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as determined by a written resolution of the Board of Directors of the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(kkk) “Williams Acquisition” means the acquisition of the membership interests in each of Williams Specialty Services LLC, Williams Plan Services LLC and Williams Industrial Services LLC for an aggregate consideration not in excess of $65,900,000 pursuant to the Acquisition Agreement (as defined in the Senior Credit Agreement).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

GLOBAL POWER EQUIPMENT GROUP INC.

By:
Name:
Title:

EXHIBIT I to

Form of Note

GLOBAL POWER EQUIPMENT GROUP INC.

CONVERSION NOTICE

Reference is made to the Convertible Senior Subordinated Note (the “Note”) issued to the undersigned by Global Power Equipment Group Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

DTC Participant Number:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs EquiServe Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions, dated November 23, 2004, from the Company and acknowledged and agreed to by EquiServe Trust Company, N.A.

GLOBAL POWER EQUIPMENT GROUP INC.

By:
Name:
Title: